PROMISSORY NOTE



     FOR VALUE RECEIVED, the undersigned, Benchmark Merchant Partners, L.P.
("Benchmark") jointly and severally promise to pay to the order of    Bethurum
Laboratories, Inc., (the "Holder") the sum of ONE-HUNDRED-THOUSAND
U.S. Dollars ($100,000.00 USD), together with interest of six percent (6%) per annum on the unpaid balance. Said sum shall be paid in the manner following:
     Payment in full of principal and accrued interest to Bethurum Laboratories, Inc. upon execution by the parties thereto of the Agreement and Plan of Reorganization among and between a Suitable Reorganization Candidate and Bethurum Laboratories, Inc. (the "Closing") or close of business, 5:00 p.m., Central Standard Time on December 31, 2000, whichever occurs sooner.
     All payments shall be first applied to the interest and the balance to principal.
     This note may be prepaid, at any time, in whole or in part, without penalty.
     Holder shall assign or transfer said debt and the stock collateral pledged hereunder.
     The Promissory Note and the accompanying Pledge of Shares will be assigned as directed by Bethurum's current Board of Directors upon closing of the Securities Purchase Agreement.
     The Promissory Note obligation can be assumed with the mutual consent of Benchmark and the current members of the Board of the Directors of Bethurum. Such consent shall not be unreasonably withheld.
     This note shall at the option of any holder hereof be immediately due and payable upon the occurrence of any of the following:

     Failure to make any payment due hereunder within days of its due date. Breach of any condition of any security interest, mortgage, pledge agreement or guarantee granted as collateral security for this note.
     Breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note.
     Upon the death, dissolution or liquidation of any of the undersigned, or any endorser, guarantor or surety hereto.
     Upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

     In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five days of due date shall be subject to a late charge of ten percent (___ 10%) of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

     In the event the Closing does not occur on or before December 31, 2000, Benchmark has the option to authorize and direct Leonard Burningham, Trustee, to return the 17,000,000 pre-split restricted Bethurum common stock shares held in Escrow, pursuant to the Pledge of Shares agreement, to the current members of the Board of Directors of Bethurum, which in turn shall effect the return of the shares to treasury or caused the cancellation of the shares in return for/and the consideration of the forgiveness and cancellation of the $100,000 Promissory Note and the payment by Bethurum to Benchmark of an additional $75,000 USD. The cancellation and return of the Promissory Note and the $75,000 payment by Bethurum shall be considered as liquidated damages. The $125,000 in consideration paid to Bethurum by Benchmark, in turn, will be treated as liquidated damages and both parties hereto agree to waive all causes of action against the other and hold the other harmless.

     The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto, and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other of future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Utah.

     Undersigned,
     BENCHMARK MERCHANT PARTNERS, L.P.




Dated:
     By:

                          PLEDGE OF SHARES OF STOCK
                            ("Pledge Agreement")


         FOR VALUE RECEIVED, the undersigned hereby deposits and pledges with Leonard Burningham, Esquire, Trustee for Bethurum Laboratories, Inc. ("Pledgee") as collateral security to secure the payment of: USD $100,000.00 Promissory Note made payable to Bethurum Laboratories, Inc. by Benchmark Merchant Partners, L.P. due upon execution of the Agreement and Plan of Reorganization with a Suitable Reorganization Candidate and Bethurum Laboratories, Inc. or close of business on December 31, 2000, whichever occurs first.

         The following shares of stock described as (17,000,000) shares of stock of Bethurum Laboratories, Inc. being stock certificate number:
    _____.

         It is understood and agreed:

         Pledgee shall assign or transfer said debt and the stock collateral pledged hereunder.
         The Promissory Note and the accompanying Pledge of Shares will be assigned as directed by Bethurum's current Board of Directors upon closing of the Securities Purchase Agreement.
         In the event there shall be a stock dividend or further issue of stock in the Corporation to the undersigned, the undersigned shall pledge said shares as additional collateral for the debt.
         During the pendancy of this agreement, the Pledgee shall collect all dividends declared on the stock and shall credit the amount of the dividends as a part payment of the interest and principal on the debt secured by the pledge.
         During the pendancy of this agreement, the Pledgor shall have the right to vote the stock at meetings of the corporation so long as the Pledgor is not in default of any term(s) of this agreement and so long as the Pledgor is not in default with respect to the payment of principal or interest as called for by the debt agreement. In order to insure Pledgor can vote under the terms of this agreement, Pledgee agrees to execute proxies in the Pledgor's name as such proxies shall be required.
         The undersigned warrants and represents it has good title to the shares being pledged, they are free from other liens and encumbrances, and the undersigned has full authority to transfer said shares as collateral security.
         In the event of default of payment of the debt, or breach of this pledge agreement, the Pledgee or holder shall have full rights to foreclose on the pledged shares and exercise its rights as a secured party pursuant to Article 9 of the Uniform Commercial Code; said rights being cumulative with any other rights the Pledgee may have against the undersigned.

         SIGNED UNDER SEAL this ____ day of _____________, _______

                                  Undersigned,
                                  BENCHMARK MERCHANT PARTNERS, L.P.



    Dated:

                                  By: